                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ACCENT SOFTWARE INTERNATIONAL LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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

                       ACCENT SOFTWARE INTERNATIONAL LTD.
                            28 PIERRE KOENIG STREET
                                 P.O. BOX 53063
                            JERUSALEM, 91530 ISRAEL

                             ---------------------

                          NOTICE OF ANNUAL GENERAL AND
                     EXTRAORDINARY MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1998

                             ---------------------

                                April 30, 1998

To Our Shareholders:

     You are cordially invited to attend the Annual General and Extraordinary Meeting of Shareholders to be held May 28, 1998, beginning at 10:00 A.M., at the offices of the Company, 28 Pierre Koenig Street, Jerusalem, Israel. the principal items of business will be:

     1.   To elect the Board of Directors;

     2. To increase authorized share capital of the Company by 200,000 New Israeli Shekels and the number of authorized Ordinary Shares by 20,000,000, from 45,000,000 to 65,000,000;

     3. To increase the number of options to purchase Ordinary Shares which may be granted under the Employee Share Option Plan (1995) by 750,000, from 1,125,000 to 1,875,000;

     4.   To approve the adoption of the Non-Employee Share Option Plan (1998);

     5. To appoint Luboshitz, Kasierer & Co., a member firm of Arthur Andersen, as independent auditors, and to authorize the Board of Directors to determine their level of compensation; and

     6. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Israel Companies Ordinance confers upon the shareholders of an Israeli company limited rights to receive and deliberate with respect to the Company's financial statements for the year ended and as of December 31, 1997. Concurrently herewith, the Company is mailing to its shareholders its Annual Report to Shareholders which includes the audited financial statements referred to above.

     Only holders of record of the Ordinary Shares, whether directly or as part of a Unit, at the close of business on April 28, 1998, will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                                       By Order of the Board of Directors.

                                                Robert Trachtenberg
                                                SECRETARY

                       ACCENT SOFTWARE INTERNATIONAL LTD.
                            28 PIERRE KOENIG STREET
                                P.O. BOX 53063
                            JERUSALEM, 91530 ISRAEL

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

            ANNUAL GENERAL AND EXTRAORDINARY MEETING OF SHAREHOLDERS

                             ---------------------

                                April 30, 1998

     This Proxy Statement is being furnished to shareholders of Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "Company"). The Board of Directors of the Company is soliciting your proxy on the proxy card included with this proxy statement to be voted at the Annual General and Extraordinary Meeting of Shareholders (the "Meeting") to be held on May 28, 1998, beginning at 10:00 A.M., and at any adjournments thereof.

     At the Meeting, Shareholders will be asked:

  1. To elect six (6) individuals to the Board of Directors;

  2. To approve an increase in the authorized share capital of the Company by NIS 200,000 and in the number of Ordinary Shares, par value NIS .01 per share, of the Company (the "Ordinary Shares") by 20,000,000, from 45,000,000 to 65,000,000, by approving an amendment to the Company's Articles of Association;

  3. To approve an increase in the number of options to purchase Ordinary Shares which may be granted under the Employee Share Option Plan (1995) by 750,000, from 1,125,000 to 1,875,000;

  4. To approve the adoption of the Non-Employee Share Option Plan (1998);

  5. To appoint Luboshitz, Kasierer & Co., a member firm of Arthur Andersen, as independent auditors to audit the Financial Statements of the Company and its subsidiaries for the year ended December 31, 1998, and to authorize the Board of Directors to determine their level of compensation; and

  6. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Israel Companies Ordinance confers upon the shareholders of an Israeli company limited rights to receive and deliberate with respect to the Company's financial statements for the year ended and as of December 31, 1997. Concurrently herewith, the Company is mailing to its shareholders its Annual Report to Shareholders which includes the audited financial statements referred to above.

     The Board of Directors has fixed the close of business on April 28, 1998, as the record date (the "Record Date") for the determination of the holders of the Ordinary Shares, whether directly or as part of a Unit, entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Ordinary Share held on all matters to come before the Meeting and may vote in



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

person or by proxy authorized in writing. At the close of business on April 28, 1998, there were 27,318,911 Ordinary Shares outstanding and entitled to vote.

     This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Ordinary Shares on or about April 30, 1998.

                                  THE MEETING

DATE, TIME AND PLACE

     The Meeting will be held on May 28, 1998, beginning at 10:00 A.M., at the offices of the Company, 28 Pierre Koenig Street, Jerusalem, Israel.

MATTERS TO BE CONSIDERED

     At the Meeting, Shareholders will be asked to consider and vote upon:

          (i)   the election of the Board of Directors
                (See "ELECTION OF DIRECTORS");
          (ii) the increase in the authorized share capital and in the number of Ordinary Shares which are authorized and available for issuance (See "CAPITALIZATION AMENDMENT");
          (iii) the increase in the number of shares which may be granted under the Employee Share Option Plan (1995). (See "PROPOSAL FOR APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES WHICH MAY BE GRANTED UNDER THE COMPANY'S EMPLOYEE SHARE OPTION PLAN (1995)");
          (iv)  the adoption of the Non-Employee Share Option Plan (1998)
                (See "PROPOSAL FOR APPROVAL OF THE ADOPTION OF THE COMPANY'S NON-EMPLOYEE SHARE OPTION PLAN (1998)"); and
          (v) the appointment of independent auditors (See "APPOINTMENT OF INDEPENDENT AUDITORS").

     The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting and this Proxy Statement. If any other matters properly come before the Meeting or at any adjournment thereof, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     Shareholders as of the Record Date are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 27,318,911 Ordinary Shares outstanding and entitled to vote, with each Ordinary Share entitled to one vote. Pursuant to the Company's Articles of Association, the presence, in person or by proxy, of two persons entitled to vote upon the business to be transacted in the Annual General and Extraordinary Meeting, each being a shareholder, a proxy for a shareholder or a representative of a corporate shareholder, holding together more than 33-1/3% of the outstanding Ordinary Shares, is necessary to constitute a quorum at the Annual General and Extraordinary Meeting with respect to all matters apart from item (ii), above. With respect to item (ii), above, the presence, in person or by proxy, of two persons entitled to vote upon the business to be transacted in the Annual General and Extraordinary Meeting, each being a shareholder, a proxy for a shareholder or a representative of a corporate shareholder, holding together more than 51% of the outstanding Ordinary Shares, is necessary to constitute a quorum.

REQUIRED VOTES

     The affirmative vote of the holders of a majority of the Ordinary Shares present and voting at the Meeting is required to approve each of the matters upon which the Shareholders will be asked to vote apart from item (ii), above. The affirmative vote of the holders of at least 75% of the Ordinary Shares present and voting at the meeting is required to approve the matter set out in item (ii), above. Under Israeli law, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained since they do not constitute present and voting shares.

VOTING AND REVOCATION OF PROXIES

     Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Ordinary Shares and Units represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR the election of each nominee for director named herein, FOR the increase in the total number of authorized Ordinary Shares, FOR the increase in the total number of options available for grant under the Employee Share Option Plan
(1995), FOR the adoption of the Non-Employee Share Option Plan (1998), and FOR the ratification of the selection of independent auditors and authorization for the Board of Directors to determine their compensation.

     Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

     The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares and Units held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

     The Company has been advised that representatives of Luboshitz, Kasierer & Co., a member firm of Arthur Andersen, the Company's independent auditors for 1997, will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             ELECTION OF DIRECTORS

     Directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. Unless authority to vote is withheld, the persons named in the enclosed form of proxy have advised that they intend to vote FOR the six (6) nominees named and described below, all of whom have consented to being named in this proxy statement and to serve if elected. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director.

However, if, by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is current and correct as of April 28, 1998.

Roger R. Cloutier, II         Mr. Cloutier, 44, has served as a Director of the
                              Company since May 1994, and as Chairman since
                              November 1996.  He currently serves as a Vice
                              President of Jacobs Investors, Inc. and IMR
                              General, Inc. and is a limited partner of IMR
                              Management Partners, L.P., the general partner of the IMR Fund, L.P. Since February 1996,
                              Mr. Cloutier has also served as Executive Vice
                              President, Chief Financial Officer and Director of Genmar Holdings, Inc., a power boat company.

                              Mr. Cloutier serves on the Executive, Audit and Compensation Committee.

                              Pursuant to a Stock Purchase Agreement, dated
                              May 11, 1994, and amended on July 20, 1995, between the Company, Robert Rosenschein, Jeffrey Rosenschein, KZ International Holding Corporation, Elliott Broidy (as successor to Accent Software Partners), IMR and Pal-Ron Marketing, Ltd., the signatories agreed that as long as IMR held 5% or more of the outstanding Ordinary Shares of the Company, they would cause shares over which they had control to be voted in favor of the election of at least one person nominated, designated or approved by IMR. Mr. Cloutier currently serves as IMR's designee to the Company's Board of Directors.

Esther Dyson                  Ms. Dyson, 45, has served as a Director of the
                              Company since June 1996.  Ms. Dyson has been
                              President of EDventure Holdings, Inc., a diversified holding company which publishes newsletters and sponsors conferences for the software industry, for more than the past five years. Ms. Dyson is a member of the advisory boards of the Software Entrepreneurs Forum, the Poynter Institute for Media Studies, the Institute for Research on Learning and the Cyberspace Law
                              Institute. Ms. Dyson is a limited partner of the Mayfield Software Fund. Ms. Dyson is also a
                              Director of Thinking Tools, Inc.

                              Ms. Dyson serves on the Executive, Audit and Compensation Committee.

Todd A. Oseth                 Mr. Oseth, 36, was appointed President and Chief
                              Executive Officer of the Company on February 6,
                              1997. He also serves as Chief Executive Officer of AgentSoft, Ltd., the Company's majority-owned subsidiary. He has served as a Director of the Company since February 6, 1997. Prior to joining the Company, Mr. Oseth served as Vice President,
                              Business Development of Sony Information
                              Technologies of America. From 1989 to 1995, he served in various senior managerial capacities, including two years as President of Enhanced Memory Systems, Inc., a subsidiary of
                              Ramtron International Corp. He holds a B.S.
                              degree in Electrical Engineering and Computer
                              Science from the University of Minnesota and an M.B.A. degree from the University of St. Thomas.

Dr. Jeffrey S. Rosenschein    Dr. Rosenschein, 41, was appointed Senior Vice
                              President, Engineering of the Company in July
                              1995, and prior thereto, was the Vice
                              President, Engineering since 1988.  In
                              addition, he has been Chief Scientist and a Director of the Company since its inception in 1988. Dr. Rosenschein served as Chief
                              Technology Officer for Intelligent Agent
                              Technology from February 1997 until April 9,
                              1998, when he ceased to be an officer and employee of the Company. Dr. Rosenschein also serves as the Chairman of the Board of Directors of AgentSoft, a majority-owned subsidiary of the Company. He is a Senior
                              Lecturer in Computer Science at the Hebrew
                              University of Jerusalem, where he has taught since 1989. Dr. Rosenschein holds an A.B.
                              degree from Harvard University in Applied
                              Mathematics and M.Sc. and Ph.D. degrees in Computer Science from Stanford University.
                              Dr. Jeffrey S. Rosenschein and Robert S.
                              Rosenschein are brothers.

Robert S. Rosenschein         Mr. Rosenschein, 44, served as President, Chief
                              Executive Officer and Chairman of the Board of Directors of the Company since its inception in 1988, until November 1996. In February 1997,
                              Mr. Rosenschein became the Company's Chief
                              Technology Officer for Language Technologies.
                              His full time position as an officer and employee of the Company ceased on April 9, 1998. He holds a B.S. degree from the Massachusetts Institute of Technology. Robert
                              S. Rosenschein and Dr. Jeffrey S. Rosenschein are brothers.

Mark A. Tebbe                 Mr. Tebbe, 36, has served as a Director of the
                              Company since May 1996. He has been the President of Lante Corporation, a Chicago-based microcomputing consulting and integration firm, since 1984. Mr. Tebbe is a member of the Advisory Board of Comdex.

                              Mr. Tebbe serves on the Executive, Audit and Compensation Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NAMED NOMINEES.
                                              ---

                            CAPTILIZATION AMENDMENT

   On April 23, 1998, the Board of Directors unanimously adopted a resolution recommending that the shareholders approve an amendment to the Articles of Association of the Company which increases the authorized share capital of the Company by NIS 200,000 and authorizes the addition of 20,000,000



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

Ordinary Shares, each with a nominal value of NIS 0.01 per share, so that the Company's authorized share capital shall consist of 65,000,000 Ordinary Shares (together with 10,000,000 authorized Preferred Shares).

   As of April 28, 1998, the Company had 27,318,911 Ordinary Shares issued and outstanding. It also had 5,869,913 shares reserved for issuance upon the exercise of outstanding warrants and 1,865,079 shares reserved for issuance upon the exercise of outstanding options. Thus, of the current authorized number of Ordinary Shares of 45,000,000, only 9,946,097 shares remained available for further issuance by the Company in pursuit of its legitimate business activities.

   The Company's Board of Directors believes that the increase in the number of authorized Ordinary Shares is therefore in the best interest of the Company and its shareholders. As the Company disclosed in its 1997 SEC Form 10-K, during 1997, the Company was required to raise funds through the issuance of convertible securities to meet its working capital requirements. Specifically, the Company sold $7,750,000 in convertible securities for which it issued 15,455,469 Ordinary Shares and a total of warrants to purchase 2,537,500 Ordinary Shares at various exercise prices over a five year period.

   The funds raised during 1997 are essentially exhausted and the Company is dependent on new sources of revenue, further cost reduction initiatives, an infusion of additional external capital, or some combination of these actions if it is to have adequate working capital to meet its operating requirements. Any failure on the part of the Company to attain adequate working capital will have a material adverse impact on the Company and may cause the Company to cease operations.

   The Company has been having discussions with potential financial and strategic investors regarding possible investments in the Company. The Company has also entered into negotiations with its major lender and certain other creditors to restructure its long-term debt and other liabilities, possibly by issuing equity in exchange for all or a portion of the debt.

   The proposed amendment will give the Company a sufficient number of unreserved and unissued shares to allow the Company to pursue equity financing transactions, strategic alliances or acquisitions, to compensate consultants and employees, and for other transactions which the Board of Directors believes may be in the best interest of the Company's shareholders, including, potentially, the use of equity to satisfy the claims of the Company's creditors. ANY UNISSUED AUTHORIZED SHARES MAY BE ISSUED IN THE FUTURE BY THE BOARD OF DIRECTORS, WITHOUT FURTHER SHAREHOLDER APPROVAL (EXCEPT IN THOSE SITUATIONS WHERE SHAREHOLDER APPROVAL IS REQUIRED BY APPLICABLE LAWS, REGULATIONS, RULES OR CONTRACT), FOR SUCH CORPORATE PURPOSES AS THE BOARD MAY DEEM IN THE BEST INTEREST OF THE COMPANY.

   The increase in the authorized shares proposed by the Board is substantial and is designed to provide flexibility to the Company. If, in the future, a significant amount of additional shares are issued, significant dilution of the beneficial ownership interests and/or voting power of the Company's current shareholders will occur.

   Although the Company does not currently contemplate using any of the authorized shares for such purpose, the additional authorized shares could be used for purposes that might be deemed to be in defense of a potential takeover threat. For example, Ordinary Shares could be issued to persons favoring the Board of Directors, thereby making removal of the incumbent Board more difficult and



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

making acquisition of a sufficient number of shares to accomplish a takeover more costly. Moreover, the additional shares could be used as part of a "rights" or "poison pill" plan to deter future takeovers.

VOTE REQUIRED

     Pursuant to the terms of the Israeli Companies Ordinance, the increase in the total number of authorized Ordinary Shares from 45,000,000 to 65,000,000 must be approved by 75% of Shares outstanding present and voting at a duly convened meeting of the shareholders of the Company. Consequently, the shareholders of the Company are requested to adopt the following resolution:

     RESOLVED, that the authorized share capital of the Company be increased by NIS 200,000 and that the Articles of Association be amended to increase the number of authorized shares by an additional 20,000,000 Ordinary Shares.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          PROPOSAL FOR APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF
           OPTIONS TO PURCHASE ORDINARY SHARES WHICH MAY BE GRANTED
            UNDER THE COMPANY'S EMPLOYEE SHARE OPTION PLAN (1995)

     In order to attract, retain and motivate employees (including officers) who perform for or on behalf of the Company, in May 1995, the Board of Directors of the Company adopted, and the shareholders approved, the Employee Share Option Plan (1995) (the "Employee Share Option Plan"). The Employee Share Option Plan currently authorizes the granting of options to purchase up to 1,125,000 Ordinary Shares, consisting of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") and options not intended to satisfy the requirements for incentive stock options.

     To date, the Company has granted options to purchase 1,112,251 Ordinary Shares under the Employee Share Option Plan and thus only 12,749 options are currently available to be granted thereunder. Thus, the Board of Directors has proposed that the total number of options which may be granted under the Employee Share Option Plan be increased by 750,000 from 1,125,000 to 1,875,000.

DESCRIPTION OF THE PLAN

     The following description of the Employee Share Option Plan is qualified in its entirety by reference to the full text of the Employee Share Option Plan, as amended, which is attached to this Proxy Statement as Annex A.

     The Employee Share Option Plan is administered by a committee of the Board of Directors consisting of at least two directors appointed by the Board of Directors (the "Committee"). To serve as a member of the Committee, a director must be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. The Committee is vested with complete authority to administer and interpret the Employee Share Option Plan, including determining the persons to whom options will be granted, the number of options to be granted and the terms of such option grants. The current members of Committee are Roger Cloutier Esther Dyson and Mark Tebbe.

     Options granted under the Employee Share Option Plan shall be for no more than a ten-year term, provided, however, that options that are intended to qualify as incentive stock options and that are granted to an employee who on the date of grant is a 10% shareholder in the Company or any subsidiary corporation or parent corporation shall be for no more than a five-year term. The exercise price of options granted under the Employee Share Option Plan is determined by the Committee but may not be less than the fair market value of the Ordinary Shares on the date of the grant,. In the case of options that are intended to be incentive stock options granted to an employee who, at the date of such grant, is a 10% shareholder in the Company or any subsidiary corpora tion or parent corporation, the exercise price for such options may not be less than 110% of the fair market value of the Ordinary Shares on the date of such grant. The number of shares covered by an option granted under the Employee Share Option Plan is subject to adjustment for stock splits, mergers, consolidations, reorganizations and recapitalizations. Options are non-assignable except by will or by the laws of descent and distribution. Options which have vested may be exercised at any time until their expiration, so long as the grantee is still employed by the Company. Should the grantee's employment with the Company be terminated, any vested options must be exercised within 90 days of such termination, unless otherwise determined by the Board of Directors of the Company. If the optionee dies, becomes disabled or retires, the right to exercise the option will be determined by the Committee in its sole discretion. The optionee is responsible for all personal tax consequences of the grant and the exercise thereof. For so long as the Company is not a U.S. taxpayer, the Company believes that no tax consequences will result to the Company in connection with the grant or exercise of options pursuant to the Employee Share Option Plan.

VOTE REQUIRED

     Pursuant to the terms of the Employee Share Option Plan, the increase in the total number of options which may be granted under the Employee Share Option Plan by 750,000 from 1,125,000 to 1,875,000 must be approved by the shareholders of the Company. Consequently, the shareholders of the Company are requested to adopt the following resolution:

     RESOLVED, that the increase of 750,000 in the number of options which may be granted under the Company's Employee Share Option Plan (1995), from 1,1250,000 to 1,875,000, is hereby approved.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                   PROPOSAL FOR APPROVAL OF THE ADOPTION OF
             THE COMPANY'S NON-EMPLOYEE SHARE OPTION PLAN (1998)

     In order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive, on April 23, 1998, the Board of Directors of the Company adopted, subject to shareholder approval, the Non-Employee Share Option Plan (1998) (the "Non-Employee Share Option Plan"). The Non-Employee Share Option Plan is intended to replace the Non-Employee Share Option Plan (1995), previously adopted and approved by the shareholders of the Company in May 1995, (the "Former Plan"), and which will be formally cancelled as a result of shareholder approval of the Non-Employee Share Option Plan. The Non-Employee Share Option Plan shall be administered by the Committee.

     To attract and retain the services of non-employee members of the Board of Directors and provide them with increased motivation and incentive, the Board of Directors has proposed replacing the Former Plan with the Non-Employee Share Option Plan, as described below. The fundamental purpose of the adoption of the Non-Employee Share Option Plan is to increase the number of options granted to non-employee members of the Board of Directors, both to compensate the current non-employee directors, who have received no compensation for their expanded efforts on behalf of the Company beyond the automatic grants of relatively small number of options, and to attract and retain other potential directors who could assist the Company in important ways.

     The Company has granted options to purchase 245,000 Ordinary Shares under the Former Plan which are currently outstanding. Of these options, 90,000 are held by three non-employee directors of the Company (Roger Cloutier, Esther Dyson and Mark Tebbe) at exercises prices ranging from $0.72 to $32.65. Provided that the shareholders approve the adoption of the Non-Employee Share Option Plan, as described below, these three directors have agreed to the cancellation of above-mentioned options in exchange for new option grants as described below.

DESCRIPTION OF THE PLAN

     The following description of the Non-Employee Share Option Plan is qualified in its entirety by reference to the full text of the Non-Employee Share Option Plan, which is attached to this Proxy Statement as Annex B.

     Under the Non-Employee Share Option Plan, a non-employee who serves as a director of the Company shall be entitled to receive options to purchase the Company's Ordinary Shares as follows: (i) each of Cloutier, Dyson and Tebbe, provided they are serving as a director of the Company upon the adoption of the Non-Employee Share Option Plan, will automatically receive an initial grant of options to purchase 35,000 Ordinary Shares, all of which shall vest upon grant, (ii) each of all other non-employees who is serving as a director of the Company upon the adoption of the Non-Employee Share Option Plan, will automatically receive an initial grant of options to purchase 25,000 Ordinary Shares, all of which shall vest six month after the date of grant, (iii) each non-employee who becomes a member of the Board of Directors after the adoption of the Non-Employee Share Option Plan will automatically receive an initial grant of options to purchase 50,000 Ordinary Shares, which shall vest as to the entire grant one year after the date of grant, and (iv) upon each anniversary of an initial grant, each non-employee director who is still serving as a director of the Company will automatically receive an annual grant of options to purchase 25,000 Ordinary Shares, vesting six months after the date of grant. Under the Non-Employee Share Option Plan, options may be granted to any consultant of the Company.

     The number of Ordinary Shares being reserved for issuance upon exercise of options granted pursuant to the Non-Employee Share Option Plan shall be 600,000. Any change in the number of Ordinary Shares so reserved must be approved by the shareholders.

     Options granted under the Non-Employee Share Option Plan are for a five-year term. The exercise price of options granted to non-employee directors under the Non-Employee Share Option Plan may not be less than the fair market value of the Ordinary Shares on the date of the grant, as determined by the Committee. The exercise price and vesting schedule of options granted to consultants of the Company under the Non-Employee Share Option Plan are set at the discretion of the Committee. The number of shares covered by an option granted under the Non-Employee Share Option Plan is subject to adjustment for stock splits, mergers, consolidations, reorganizations and recapitalizations. Options are non-assignable except by will or by the laws of descent and distribution. Options which have vested may be exercised at any time until their expiration, so long as the grantee continues to be a director of, or consultant to, the Company. Should the grantee's directorship or consultancy with the Company be terminated, any vested options must be exercised within 90 days of such termination, unless otherwise determined by the Board of Directors. If the optionee dies or becomes disabled, the right to exercise the option, to the extent then vested, continues for specified periods. The optionee is responsible for all personal tax consequences of the grant and the exercise thereof. For so long as the Company is not a U.S. taxpayer, the Company believes that no tax consequences will result to the Company in connection with the grant or exercise of options pursuant to the Non-Employee Share Option Plan.

VOTE REQUIRED

     Pursuant to Israeli law, all director compensation and changes thereof must be approved by the shareholders. Consequently, the shareholders of the Company are requested to adopt the following resolution:

     RESOLVED, that the adoption of the Company's Non-Employee Share Option Plan (1998), as set forth in Annex B, is approved.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors recommends that the shareholders appoint Luboshitz, Kasierer & Co., a member firm of Arthur Andersen, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 1998, and to authorize the Board of Directors of the Company to determine the level of compensation of the independent auditors. Luboshitz, Kasierer & Co. served as the Company's independent auditors for the year ended December 31, 1997.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


              DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The directors and executive officers of the Company as of the date of this filing and their respective ages and positions with the Company are set forth below. Biographical information for those individuals not included on pages 6 and 7 is also set forth below. The officers hold office until their successors are appointed by the Board of Directors.

NAME                           AGE    POSITION
----                           ---    --------
Todd A. Oseth                  36     President, Chief Executive Officer and
                                      Director

Robert J. Behr                 47     Chief Financial Officer

Robert Trachtenberg            41     Senior Vice President, Administration
                                      and Legal Affairs

Roger R. Cloutier, II          44     Chairman of the Board of Directors

Esther Dyson                   44     Director

Dr. Jeffrey S. Rosenschein     41     Director

Robert S. Rosenschein          44     Director

Mark A. Tebbe                  35     Director

     ROBERT J. BEHR has been Chief Financial Officer of the Company since March, 1997. Prior thereto, Mr. Behr was a consultant to Jacobs Management Corporation since January, 1997. From 1995 to 1996, Mr. Behr was Corporate Controller of AmeriData, Inc., a computer value added reseller headquartered in Minneapolis. From 1983 to 1995, Mr. Behr held various positions within the General Dynamics Corporation (a defense and aerospace company headquartered in Falls Church, Virginia) including Corporate Director of Finance, Corporate Director of Accounting and Corporate Director of Strategic Planning. He holds a B.B.A. degree in Accounting from the University of Notre Dame and an M.B.A. degree from Northeastern University. Mr. Behr is a Certified Public Accountant.

     ROBERT TRACHTENBERG has been Senior Vice President, Administration and Legal Affairs since February, 1997. He joined the Company in June, 1994, as the General Counsel and served as Vice President and General Counsel from February, 1996. Prior to joining the Company, Mr. Trachtenberg was an Assistant Chief in the General Litigation Division of the New York City Corporation Counsel, where he acted as lead counsel in major federal and state litigation on behalf of New York City. Mr. Trachtenberg graduated with a J.D. degree from New York University School of Law in 1981 and is admitted to practice law before the bars of the State of New York and Israel.

     Apart from the shareholders' agreement described on page 6 of this proxy pursuant to which Roger Cloutier serves as a director, there are no arrangements or understandings between the Company's directors or executive officers, or any other persons, pursuant to which any of the directors have been selected as directors or any of the officers selected as officers.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                              AND BOARD COMMITTEES

MEETINGS AND COMMITTEES

     During 1997, the Board of Directors held six meetings and took actions by unanimous written consent eight times. All members of the Board of Directors attended all of the meetings of the Board, except Meldon Levine who missed three meetings, Mark Tebbe who missed two meetings, and Esther Dyson who missed three meetings. Mr. Levine and Mr. Broidy resigned from the Board of Directors to pursue other personal and business commitments, effective November 19, 1997, and December 29, 1997, respectively.

     During 1997, the Board of Directors had a standing Executive Committee, an Audit Committee and a Compensation and Share Option Committee.

     The functions of the Executive Committee were to carry out the general oversight functions of the Board of Directors, to act as a board-level resource for the management of the Company between formal Board meetings, and to undertake, from time to time, other tasks as were delegated to it by the full Board. The members of the Executive Committee were Roger Cloutier, Todd Oseth and Elliott Broidy. The Executive Committee met three times during 1997.

     The functions of the Audit Committee were to recommend to the Board independent auditors for the Company, to review the financial statements and any transactions between the Company and interested parties, to analyze the recommendations of the auditors, and to review internal audit procedures and controls. The Audit Committee represented the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The members of the Audit Committee were Roger Cloutier, Elliott Broidy and Meldon Levine. The Audit Committee met once during 1997.

     The functions of the Compensation and Share Option Committee were to determine and review the compensation of the Company's executive officers, and to establish and review the Company's employee benefit plans and to present recommendations thereon to the Board. The Compensation and Share Option Committee also had the responsibility to administer and interpret the Company's share option plans, subject to the terms thereof, including determining the persons to whom options will be granted, the number of options to be granted and the terms of such options. The members of the Compensation and Share Option Committee were Roger Cloutier, Elliott Broidy and Esther Dyson. The Compensation and Share Option Committee met once during 1997, and took one action by unanimous written consent.

     All members attended all of the meetings of such committees.

     As of 1998, the three committees of the Board of Directors will be combined into a single Executive, Audit and Compensation Committee consisting of Roger Cloutier, Esther Dyson and Mark Tebbe. The consolidation of the committees is consistent with the smaller size of the Board. The Executive, Audit and Compensation Committee will be responsible for all of the functions which were previously within the purview of the individual Executive, Audit and Compensation and Share Option Committees.

     The Board of Directors does not have a Nominating Committee. Nominees for the Board of Directors are selected by the entire Board.

        PRESENT BENEFICIAL OWNERSHIP OF ORDINARY SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information with respect to the beneficial ownership of Ordinary Shares as of April 28, 1998 by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Ordinary Shares and Units (the Company's only voting securities),
(ii) each director and named executive officer of the Company and (iii) all executive officers and directors of the Company as a group. As of April 28, 1998, there were 27,318,911 Ordinary Shares (including 1,800,000 Ordinary Shares that are part of Units).

                                                 AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP
                                               ------------------------
NAME OF BENEFICIAL OWNER(1)(2)                 NUMBER           PERCENT
------------------------------                 ------           -------
Group consisting of IMR Investments V.O.F.
  and IMR Fund, L.P......................... 2,894,705(3)        10.4%
    St. Michielshaam 50
    Brussels 1040, Belgium

Robert S. Rosenschein.......................   629,000(4)         2.3%

Dr. Jeffrey Rosenschein.....................   530,196(5)         2.0%

Todd A. Oseth...............................   116,000(6)         0.4%
  2864 South Circle Drive, Suite 340

                                       13

                                                 AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP
                                               ------------------------
NAME OF BENEFICIAL OWNER(1)(2)                 NUMBER           PERCENT
------------------------------                 ------           -------

  Colorado Springs, Colorado 80906

Roger R. Cloutier, II.......................    31,500(7)          0.1%
  100 South Fifth Street, Suite 2500
  Minneapolis, Minnesota 55402

Mark A. Tebbe...............................    27,000(8)          0.1%
  161 North Clark Street, Suite 4900
  Chicago, Illinois 60601

Esther Dyson................................    27,000(9)          0.1%
  Edventure Holdings, Inc.
  104 Fifth Avenue
  New York, New York  10011

Robert J. Behr..............................    21,667(10)         0.1%
  2864 South Circle Drive, Suite 340
  Colorado Springs, Colorado 80906

Robert Trachtenberg.........................    18,000(11)         0.1%

All Executive Officers and Directors as a
 Group (8 persons).......................... 1,400,363(12)         5.0%

-------------------
(1) Unless otherwise indicated the address of each beneficial owner identified is 28 Pierre Koenig Street, Jerusalem 91530, Israel.
(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of April 28, 1998 have been exercised.
(3)  Includes warrants to purchase an aggregate of 456,750 Ordinary Shares.
(4) Includes options to purchase 109,875 Ordinary Shares and warrants to purchase 41,875 Ordinary Shares.
(5) Includes options to purchase 102,750 Ordinary Shares and warrants to purchase 24,375 Ordinary Shares.
(6)  Includes options to purchase 100,000 Ordinary Shares.
(7) Includes options to purchase 31,500 Ordinary Shares. Does not include options that are the subject of the proposal to approve an option grant to certain non-employee directors referred to earlier in this Proxy Statement. Roger R. Cloutier, II is a Vice President of IMR General, Inc., one of the partners of IMR Investments and the general partner of IMR Management Partners, L.P. which, in turn, is the general partner of IMR. Mr.
     Cloutier disclaims beneficial ownership of the equity securities owned by IMR and IMR Investments.
(8) Includes options to purchase 27,000 Ordinary Shares. Does not include options that are the subject of the proposal to approve an option grant to certain non-employee directors referred to earlier in this Proxy Statement.
(9) Includes options to purchase 27,000 Ordinary Shares. Does not include options that are the subject of the proposal to approve an option grant to certain non-employee directors referred to earlier in this Proxy Statement.
(10) Includes options to purchase 16,667 Ordinary Shares.
(11) Includes options to purchase 17,500 Ordinary Shares.
(12) Includes options to purchase 432,292 Ordinary Shares and warrants to purchase 66,250 Ordinary Shares.

          As of April 28, 1998, Cede & Co. held of record _____ Ordinary Shares and Units (approximately _____% of the total number of Ordinary Shares outstanding including Ordinary Shares which are part of Units). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                     EXECUTIVE COMPENSATION

                   SUMMARY COMPENSATION TABLE

          The following table sets forth information in respect to the compensation of the Chief Executive Officer and the Company's four most highly compensated executive officers who had annual compensation in 1997 in excess of $100,000.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                             AWARDS
                                                                           ------------
                                              ANNUAL COMPENSATION           NUMBER OF
                                      ------------------------------------  SECURITIES
                                                           OTHER ANNUAL     UNDERLYING  ALL OTHER
                                YEAR   SALARY    BONUS     COMPENSATION(1)   OPTIONS   COMPENSATION
                                ----   ------    -----     ---------------  ---------- ------------
Todd A. Oseth                   1997  $181,153   $  -          $     0      350,000    $102,905(2)
 President & CEO

Robert S. Rosenschein (3)       1997  $          $  -          $                  -    $     -
 Former Chief                   1996  $120,511      -          $28,443            -          -
 Technology Officer             1995    75,744      -           16,805       90,000          -
  (Languages)

Dr. Jeffrey S. Rosenschein (3)  1997
 Former Chief Technology        1996   106,067      -           24,219            -          -
 Officer (Intelligent Agents)   1995    56,604      -           12,919       45,000          -

Herbert Zlotogorski (3)         1997
 Former Senior Vice             1996   107,484      -           25,041            -          -
 President                      1995    78,155      -           17,310       45,000          -

Moshe Kranc (4)                 1997
 Former Senior Vice             1996
 President

(1) In the case of Messrs. Rosenschein, Kranc, and Zlotogorski and Dr. Rosenschein, amounts reported as "Other Annual Compensation" represent contributions made by the Company into a Continuing Education Fund (similar to a deferred compensation account in the United States) and a pension fund.
(2) The amount of "All Other Compensation" for Mr. Oseth is reimbursement of expenses associated with the relocation of his household, in accordance with his employment agreement.

(3) Messrs. Rosenschein and Zlotogorski and Dr. Rosenschein ceased their employment as officers and employees of the Company on April 9, 1998.
(4) Mr. Kranc ceased his employment as an officer and employee of the Company on March 31, 1998.

          The following table summarizes for each of the named executive officers, the total number of unexercised outstanding options to purchase Ordinary Shares as of December 31, 1997, and the aggregate dollar value of unexercised in-the-money options to purchase Ordinary Shares, if any, held by them at December 31, 1997. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise price of such options and the market value of the underlying Ordinary Shares at the close of business on December 31, 1997, which was $0.4375 per share. These values have not been, and may never be, realized, as these options have not been, and may never be, exercised. Actual gains, if any, upon exercise will depend on the market value of the Ordinary Shares at the time of any such exercise of options. None of the named executive officers exercised any options to purchase Ordinary Shares in 1997.

                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                OPTIONS/SARS AT FISCAL        IN-THE-MONEY OPTIONS
                                       YEAR-END                 FISCAL YEAR-END
                              --------------------------    --------------------------
NAME                          EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
Todd A. Oseth                           0        350,000             $0             $0
Robert S. Rosenschein             109,875         30,000          9,850              0
Dr. Jeffrey S. Rosenschein        102,750         15,000          8,443              0
Herbert Zlotogorski               127,500         15,000         13,331              0
Moshe Kranc                        13,333         51,667              0              0

                               EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Todd A. Oseth for a three-year term beginning on February 6, 1997, which is terminable upon three months notice at the option of the Company. The agreement provides that Mr. Oseth will receive an annual salary of $200,000, together with employee benefits granted by the Company to its senior managerial personnel. The agreement contains provisions prohibiting Mr. Oseth from competing with the Company for a two-year period following termination of employment and requiring him not to disclose confidential or proprietary information of the Company for a six-year period following termination of employment.

     The Company also had employment agreements with each of Messrs. Robert
S. Rosenschein, Herbert Zlotogorski and Dr. Jeffrey Rosenschein. Each of these agreements was for a three-year term which commenced on July 26, 1995, but each agreement contained a provision permitting early termination. Each of the agreements was terminated on April 9, 1998. The Company also had an employment agreement with Mr. Kranc, which was terminated on March 31, 1998. All four of these agreements contains provisions prohibiting competition with the Company for a two-year period following termination of employment and the disclosure of confidential or proprietary information of the Company for a six-year period following termination of employment.

     In connection with the formation of AgentSoft, a wholly-owned subsidiary of the Company, the Company agreed to cause AgentSoft to grant options with respect to ordinary shares of AgentSoft to certain persons involved in the formation and ongoing business of AgentSoft, including

Dr. Rosenschein. On March 14, 1996, Dr. Rosenschein was granted options to purchase up to 800 ordinary shares of AgentSoft (8% of the currently outstanding shares on a fully diluted basis) at an exercise price equal to NIS (New Israel Shekel) 30 per share. Such options will vest over a three year period which commenced one year from the date of grant, and will be subject to Dr. Rosenschein's continued service to AgentSoft.

                           COMPENSATION OF DIRECTORS

     All Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. The Company has also agreed to reimburse the current non-employee directors for their reasonable out-of-pocket expenses incurred in performing various services on behalf of the Company.

     In addition, the Company has granted to its non-employee directors options to purchase Ordinary Shares pursuant to the Company's Non-Employee Share Option Plan (1995), and will continue to grant such options under the Non-Employee Share Option Plan (1998), provided it is approved by the Shareholders hereby. Under the Non-Employee Share Option Plan (1995), (i) each non-employee who served as a director of the Company upon adoption of the Non-Employee Share Plan automatically received an initial grant of options to purchase 22,500 Ordinary Shares, of which 11,250 vested upon grant and 11,250 vested one year after the date of grant (ii) each non-employee who became a member of the Board of Directors after the adoption of the Non-Employee Share Option Plan (1995) automatically received an initial grant of options to purchase 22,500 Ordinary Shares, vesting one year from the date of grant and (iii) upon each anniversary of an initial grant, each non-employee who served as a director of the Company automatically received an annual grant of options to purchase 4,500 Ordinary Shares, vesting six months after the date of grant. The terms of the proposed Non-Employee Share Option Plan (1998) are described above in "PROPOSAL FOR APPROVAL OF THE ADOPTION OF THE COMPANY'S NON-EMPLOYEE SHARE OPTION PLAN (1998)". Options granted under either Non-Employee Share Option Plan are for a five-year term.

                        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 1, 1997, IMR, L.P., a 5% shareholder and the employer of Roger Cloutier, the Chairman of the Board of Directors, provided a short-term loan to the Company in the amount of $140,000. The proceeds from the transaction were used by the Company to meet working capital requirements while it awaited the closure of a financing transaction with outside investors. The entire amount of the loan, including interest which accrued at the rate of 12% per annum, was repaid prior to December 31, 1997.

     The Company believes that the transaction referred to above was on terms no less favorable to the Company than terms that could have been obtained from unrelated third parties. Any future transactions between the Company and affiliated parties will be approved by a majority of the independent and disinterested directors and, under certain circumstances, by the audit committee or the shareholders, and will be on terms no less favorable than those that could have been obtained from unrelated third parties.

                            REPORT OF THE COMPENSATION
               AND SHARE OPTION COMMITTEE OF THE BOARD OF DIRECTORS

     During 1997, the Compensation and Share Option Committee of the Board of Directors was composed of Roger R. Cloutier, Elliott Broidy and Esther Dyson, all independent outside directors. The Compensation and Share Option Committee was responsible for overseeing and administering executive compensation decisions, for administering the Company's Employee Share Option Plans, and for making option grants to employees of the Company thereunder. As of 1998, the duties and responsibilities of the Compensation and Share Option Committee have been assumed by a combined Executive, Audit and Compensation Committee whose current members are Roger R. Cloutier, Esther Dyson and Mark Tebbe (the "Committee").

     Executive compensation decisions are made by the Committee and are designed to serve the interest of the Company and its shareholders and to encourage and reward management initiative and good performance.
Specifically, executive compensation decisions are made to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate individual performance; and

          (iii) directly align the interests of the executives with the long-term interest of the shareholders and the Company through compensation opportunities in the form of share option grants vesting over a three-year period.

          These objectives are met through a combination of base salary, annual cash incentive awards based upon the annual operating performance of the Company, and long-term incentive opportunities which, to date, have been in the form of incentive share option grants.

SALARY

     The Committee considers, on an annual basis, salary for the Company's executive officers, including those named in the Summary Compensation Table. Any salary adjustments are designed to reflect internal comparability and organizational considerations, as well as competitive data provided by independent external information.

INCENTIVE AWARDS

     Executive officers are eligible for cash awards annually based upon financial and non-financial results. For the year ended December 31, 1997, no cash incentive awards were granted. Any cash incentive awards during 1998 will be based upon pre-established performance targets and objectives.

SHARE OPTION GRANTS

     Executive officers may receive grants of options pursuant to the Company's Employee Share Option Plan (1995), which has already been described earlier in this proxy statement. See "PROPOSAL FOR AN INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES WHICH MAY BE GRANTED UNDER THE COMPANY'S EMPLOYEE SHARE OPTION PLAN (1995)".

CHIEF EXECUTIVE OFFICER COMPENSATION

     During 1997, Todd Oseth received annual compensation as President and Chief Executive Officer, pursuant to the terms of an employment agreement, as set forth in the Summary Compensation Table.

                                                  THE COMMITTEE

                                                  Roger R. Cloutier II
                                                  Esther Dyson
                                                  Mark Tebbe


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Cloutier and Ms. Dyson each served as a member of the Compensation and Share Option Committee. Neither Mr. Cloutier nor Ms. Dyson served as a member of the compensation committee of another entity so as to create any compensation committee interlock or served as an officer of the Company or any of its subsidiaries so as to create any insider participation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1997, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

SHAREHOLDER RETURN PERFORMANCE GRAPH**

     The following graph compares the cumulative total shareholder return of the Ordinary Shares against the cumulative total return of the Russell 2000 Index and the Russell 2000 Technology Index for the period commencing as of the close of trading on July 20, 1995 (the effective date of the registration of the Ordinary Shares under Section 12 of the Exchange Act). As the Ordinary Shares began trading on July 21, 1995, the price of the Ordinary Shares in the graph below as of the close of trading on July 20, 1995 is assumed to be the initial public offering price. The data were furnished by The Bloomberg News Service.


COMPARISON OF TOTAL RETURN OF THE COMPANY, RUSSELL 2000 INDEX AND RUSSELL 2000

----------------------------
* The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

     The graph assumes that $100 was invested July 20, 1995 in each of the Ordinary Shares, the Russell 2000 Index and the Russell 2000 Technology Index and that all dividends, if any, were reinvested. Figures for the Company have been restated to show the effect of the 3 for 2 stock split in June, 1996.

     The following chart is presented in accordance with the requirements of the U.S. securities laws. Shareholders are cautioned against drawing any conclusion from the data contained therein, as past results are not necessarily indicative of future performance. This chart in no way reflects the Company's forecast of future financial performance.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders is being furnished to shareholders on or about April 30, 1998, with this Proxy Statement.

                           PROPOSALS BY SHAREHOLDERS

     Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 1999 Annual Meeting of Shareholders that meet the requirements of the Securities and Exchange Commission relating to shareholders' proposals must be received by the Company at 28 Pierre Koenig Street, P.O. Box 53063, Jerusalem, 91530 Israel, Attention: Robert Trachtenberg, Secretary, no later than December 31, 1998.

                                       By Order of the Board of Directors


                                       Robert Trachtenberg
                                       SECRETARY

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                                    ANNEX A

                       EMPLOYEE SHARE OPTION PLAN (1995)

                                    ANNEX B

                     NON-EMPLOYEE SHARE OPTION PLAN (1998)